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                                                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS


      We consent to the references to our firm under the captions "Certain Financial Data" and "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 Registration No. 333-04433) and related Prospectus of ENVOY Corporation for the registration of 2,500,000 shares of its common stock and to the inclusion and incorporation by reference therein of our reports dated February 12, 1996 (except as to Note 14, as to which the date is March 6, 1996), with respect to the financial statements and schedule of ENVOY Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP
                                                    -----------------
                                                    Ernst & Young LLP

Nashville, Tennessee
July 18, 1996